Exhibit 99.1
Occidental Announces Early Tender Results in Cash Tender Offers and Consent Solicitations for Certain of its Senior Notes

HOUSTON — July 9, 2020 — Occidental Petroleum Corporation (“Occidental”) (NYSE: OXY) today announced the early tender results of its offers to purchase for cash (collectively, the “Tender Offers” and each a “Tender Offer”) its outstanding 4.10% Senior Notes due 2021 (the “4.10% 2021 Notes”), Floating Interest Rate Notes due February 2021 (the “Floating Rate February 2021 Notes”), 4.850% Senior Notes due 2021 (the “4.850% 2021 Notes”), 2.600% Senior Notes due 2021 (the “2.600% 2021 Notes”), Floating Interest Rate Notes due August 2021 (the “Floating Rate August 2021 Notes”), 3.125% Senior Notes due 2022 (the “3.125% 2022 Notes”), 2.600% Senior Notes due 2022 (the “2.600% 2022 Notes”), 2.700% Senior Notes due 2022 (the “2.700% 2022 Notes”) and Floating Interest Rate Notes due August 2022 (the “Floating Rate August 2022 Notes” and, together with the 3.125% 2022 Notes, 2.600% 2022 Notes and 2.700% 2022 Notes, the “2022 Notes”; the 2022 Notes together with the 4.10% 2021 Notes, Floating Rate February 2021 Notes, 4.850% 2021 Notes, 2.600% 2021 Notes and Floating Rate August 2021 Notes, the “Notes”) up to a maximum aggregate purchase price, excluding accrued but unpaid interest (the “Maximum Aggregate Purchase Price”), of $2,000 million. The maximum aggregate purchase price to be paid by Occidental for the 2022 Notes, excluding accrued but unpaid interest, is limited to $250 million (the “Sub-Cap”).

The Tender Offers and Consent Solicitations (as defined below) are being made pursuant to the terms and subject to the conditions described in Occidental’s Offer to Purchase and Consent Solicitation Statement, dated June 25, 2020, as amended by a press release issued on June 29, 2020 (the “Offer to Purchase”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Offer to Purchase.

The Tender Offers and Consent Solicitations are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion by Occidental of a registered offering of senior unsecured debt securities (the “Concurrent Offering”) that results in net proceeds of at least $1,950 million, on terms and subject to conditions reasonably satisfactory to Occidental (the “Financing Condition”). As set forth in the Offer to Purchase, Occidental reserves the right, but is under no obligation, to increase the Maximum Aggregate Purchase Price or the Sub-Cap, or amend the Financing Condition, at any time, subject to compliance with applicable law.

According to the information received from Global Bondholder Services Corporation, the Tender Agent and Information Agent for the Tender Offers and Consent Solicitations, as of 5:00 p.m., New York City time, on July 9, 2020 (such date and time, the “Early Tender Time”), Occidental had received valid tenders from holders of the Notes as outlined in the table below.

Series of Notes	CUSIP Number/ISIN	Aggregate Principal Amount Outstanding ($)	Acceptance Priority Level	Aggregate Principal Amount Tendered ($)	Aggregate Principal Amount Accepted for Purchase ($)	Total Consideration(1)(2) ($)	Proration Factor(3)
4.10% Senior Notes due 2021	674599BY0 / US674599BY08	$1,248,777,000	1	$943,483,000	$943,483,000	$1,005.00	100%
Floating Interest Rate Notes due February 2021	674599CT0 / US674599CT04	$500,000,000	2	$472,904,000	$472,904,000	$990.00	100%
4.850% Senior Notes due 2021	674599CZ6 / US674599CZ63	$653,019,000	3	$529,771,000	$529,771,000	$1,007.50	100%
2.600% Senior Notes due 2021	674599CU7 / US674599CU76	$1,500,000,000	4	$946,194,000	$50,629,000	$985.00	5.4%
Floating Interest Rate Notes due August 2021	674599CV5 / US674599CV59	$500,000,000	5	$187,974,000	$0	$970.00	0%
3.125% Senior Notes due 2022	674599CC7 / US674599CC78	$813,690,000	6	$412,430,000	$0	$985.00	0%
2.600% Senior Notes due 2022	674599CK9 / US674599CK94	$400,000,000	7	$219,486,000	$0	$975.00	0%
2.700% Senior Notes due 2022	674599CP8 / US674599CP81	$2,000,000,000	8	$1,023,087,000	$0	$970.00	0%
Floating Interest Rate Notes due August 2022	674599CQ6 / US674599CQ64	$1,500,000,000	9	$444,263,000	$0	$935.00	0%

(1)          Does not include accrued but unpaid interest, which will also be payable as provided in the Offer to Purchase.
(2)          Includes the Early Tender Premium (as defined below).
(3)          Rounded to the nearest tenth of a percentage point.

The purchase of all Notes validly tendered and not validly withdrawn in the Tender Offers would cause Occidental to purchase an aggregate principal amount of Notes that would result in a maximum aggregate purchase price, excluding accrued but unpaid interest, in excess of the Maximum Aggregate Purchase Price. Accordingly, Occidental has accepted for purchase 2.600% 2021 Notes, and all Notes with a higher Acceptance Priority Level; the 2.600% 2021 Notes will be purchased on a pro rata basis up to the Maximum Aggregate Purchase Price. As the Tender Offers were fully subscribed up to the Maximum Aggregate Purchase Price as of the Early Tender Time, Holders who validly tender Notes after the Early Tender Time will not have any of such Notes accepted for payment unless Occidental increases the Maximum Aggregate Purchase Price. The early settlement date for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time and accepted for purchase will be July 13, 2020 (the “Early Settlement Date”), subject to the satisfaction or waiver of all conditions to the Tender Offers and Consent Solicitations described in the Offer to Purchase.

Holders of Notes that were validly tendered and not validly withdrawn at or prior to the Early Tender Time and have been accepted for purchase pursuant to the applicable Tender Offer will receive the applicable Total Consideration for each series of Notes as set forth in the table above, which includes the early tender premium of $50.00 per $1,000 principal amount of Notes (the “Early Tender Premium”), together with accrued but unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the Early Settlement Date. The Tender Offers and Consent Solicitations will expire at 11:59 p.m., New York City time, on July 23, 2020, unless extended or terminated by Occidental.

As part of the Tender Offers, Occidental also solicited consents (the “Consent Solicitations”) from the holders of the Notes for certain proposed amendments described in the Offer to Purchase that would, among other things, remove certain covenants and events of default contained in the indentures governing the Notes (the “Proposed Amendments”). Adoption of the Proposed Amendments with respect to each series of Notes requires the requisite consent applicable to each series of Notes as described in the Offer to Purchase (the “Requisite Consent”). As of the Early Tender Time, holders of $943,483,000 aggregate principal amount of the 4.10% 2021 Notes, representing approximately 75.55% of the outstanding 4.10% 2021 Notes, and $472,904,000 aggregate principal amount of the Floating Rate February 2021 Notes and $529,771,000 aggregate principal amount of the 4.850% 2021 Notes, representing approximately 86.96% of the outstanding Floating Rate February 2021 Notes and 4.850% 2021 Notes taken together as a single class, had validly tendered their 4.10% 2021 Notes, Floating Rate February 2021 Notes and 4.850% 2021 Notes, respectively, and were deemed to have delivered their consents to the Proposed Amendments with respect to such series of Notes by virtue of such tender. As a result, the Requisite Consent required to approve the Proposed Amendments with respect to the 4.10% 2021 Notes, Floating Rate February 2021 Notes and 4.850% 2021 Notes has been received, and the Company intends to execute supplemental indentures to the indentures governing the 4.10% 2021 Notes, Floating Rate February 2021 Notes and 4.850% 2021 Notes on the Early Settlement Date. The Requisite Consent required to approve the Proposed Amendments with respect to the other Notes subject to the Consent Solicitations were not obtained by the Company and, therefore, the indentures governing such Notes will not be amended and will remain in effect in their present form.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are the Lead Dealer Managers and Lead Solicitation Agents and Barclays Capital Inc., BofA Securities, Inc., HSBC Securities (USA) Inc., MUFG Securities Americas Inc., SG Americas Securities, LLC and SMBC Nikko Securities America, Inc. are the Co-Dealer Managers and Co-Solicitation Agents in the Tender Offers and Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Tender Offers and Consent Solicitations. Persons with questions regarding the Tender Offers and Consent Solicitations should contact Citigroup Global Markets Inc. at (toll free) (800) 558-3745 or (collect) (212) 723-6106, J.P. Morgan Securities LLC at (toll free) (866) 834-4666 or (collect) (212) 834-2045, RBC Capital Markets, LLC at (toll free) (877) 381-2099 or (collect) (212) 618-7843 or Wells Fargo Securities, LLC at (toll-free) (866) 309-6316 or (collect) (704) 410-4756. Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.

None of Occidental, the Dealer Managers and Solicitation Agents, the Tender Agent and Information Agent, the trustee under the indentures governing the Notes or any of their respective affiliates is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers and Consent Solicitations. Holders must make their own decision as to whether to participate in the Tender Offers and Consent Solicitations and, if so, the principal amount of Notes as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy debt securities in the Concurrent Offering or any other securities. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Occidental by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Occidental

Occidental is an international energy company with operations in the United States, Middle East, Africa and Latin America. We are the largest onshore oil producer in the U.S., including in the Permian Basin, and a leading offshore producer in the Gulf of Mexico. Our midstream and marketing segment provides flow assurance and maximizes the value of our oil and gas. Our chemical subsidiary OxyChem manufactures the building blocks for life-enhancing products. Our Oxy Low Carbon Ventures subsidiary is advancing leading-edge technologies and business solutions that economically grow our business while reducing emissions. We are committed to using our global leadership in carbon dioxide management to advance a lower-carbon world. Visit oxy.com for more information.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause the results to differ include, but are not limited to: the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities and other third parties in response to the pandemic; our indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; our ability to successfully monetize select assets, repay or refinance our debt and the impact of changes in our credit ratings; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations, such as the sharp decline in crude oil prices that occurred in the first quarter of 2020 and continued into the second quarter of 2020; supply and demand considerations for, and the prices of, our products and services; actions by OPEC and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of our proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including our ability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects; our ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses; uncertainties about the estimated quantities of oil, natural gas and natural gas liquid reserves; lower-than-expected production from development projects or acquisitions; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve our competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations; general economic conditions, including slowdowns, domestically or internationally, and volatility in the securities, capital or credit markets; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; governmental actions and political conditions and events; legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, deepwater and onshore drilling and permitting regulations, and environmental regulation (including regulations related to climate change); environmental risks and liability under international, provincial, federal, regional, state, tribal, local and foreign environmental laws and regulations (including remedial actions); potential liability resulting from pending or future litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber-attacks or insurgent activity; the creditworthiness and performance of our counterparties, including financial institutions, operating partners and other parties; failure of risk management; our ability to retain and hire key personnel; reorganization or restructuring of our operations; changes in state, federal, or foreign tax rates; and actions by third parties that are beyond our control.

Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of this press release. Unless legally required, we undertake no obligation to update, modify or withdraw any forward-looking statements, as a result of new information, future events or otherwise. Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Occidental’s other filings with the U.S. Securities and Exchange Commission.

Contacts
Media:
Melissa E. Schoeb
Vice President, Corporate Affairs
713-366-5615
melissa_schoeb@oxy.com

or

Investors:
Jeff Alvarez
Vice President, Investor Relations
713-215-7864
jeff_alvarez@oxy.com